Exhibit 10.1

MARKETAXESS HOLDINGS INC.

SEVERANCE PROTECTION AGREEMENT

THIS SEVERANCE PROTECTION AGREEMENT (the “Agreement”) is dated as of August 12, 2021 (the “Effective Date”), by and between MarketAxess Holdings Inc., a Delaware corporation (the “Company”), and Christopher Gerosa (the “Executive”).

RECITALS

WHEREAS, the Executive is a senior management employee of Company;

WHEREAS, the Company recognizes the value of the Executive to the Company and has determined that appropriate steps should be taken to ensure the Company of the Executive’s continued attention and dedication to duty, and to ensure the availability of the Executive’s continued service, including in the event of a Change in Control of the Company; and

WHEREAS, in order to fulfill the above purposes, and recognizing that the Executive shall be entitled to rely on various benefits, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.    Term. The term of this Agreement (the “Term”) shall initially be for a period of five (5) years following the Effective Date, and shall renew thereafter for successive one (1) year terms, unless the Company provides written notice to the Executive at least twelve (12) months prior to any then-applicable expiration date of its intent not to renew the Agreement; provided, that if this Agreement is in effect at the time of a Change in Control, then the Term shall continue in perpetuity thereafter. In addition, the Term shall not terminate while any payment or benefit obligation of the Company that is triggered hereunder shall remain outstanding. The Term shall automatically terminate upon a termination of Executive’s employment that does not entitle the Executive to the severance benefits provided hereunder. The Restrictive Covenant Agreement (attached hereto as Exhibit B) shall survive the end of the Term and any termination of this Agreement.

2.    Severance Benefits Outside of the Change in Control Protection Period. If (i) the Executive’s employment is terminated by the Company without Cause prior to the effective date of a Change in Control, or (ii) if the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason, in either case, following the expiration of the CIC Protection Period (as defined below), in each case, the Company shall provide the Executive with the following payments and benefits, in addition to the Accrued Payments:

(a)    Severance Payment. An amount equal to 1.0 times the sum of (A) the Executive’s Base Salary plus (B) the Executive’s Average Annual Bonus, payable in regular installments over 12 months in accordance with the Company’s general payroll practices beginning on the first payroll date following the Release Effective Date, with the first such installment including any accrued but unpaid amounts;

(b)    Prorated Bonus Payment; Prior Year Bonus. An amount equal to the Average Annual Bonus, prorated based on the number of days during the year of termination that the Executive was employed prior to the Termination Date, payable in a lump sum on the first payroll date following the Release Effective Date. In addition, to the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Termination Date occurs, determined in good faith on a basis consistent with the Company’s annual incentive compensation program and payable at the same time as bonuses paid to senior executives of the Company, or, if later, the first payroll date following the Release Effective Date;

(c)    Medical Benefits. If continued coverage under the Company’s health and welfare plans is timely elected by the Executive, payment of any COBRA health and welfare premiums for twelve (12) months following the Termination Date; provided, however, that if the Company determines that payment or reimbursement of COBRA health and welfare premiums would violate the provisions of the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act of 2010, the Company will, in lieu thereof, for twelve (12) months following the Termination Date provide the Executive with a taxable monthly payment, payable on the last day of a given month, in an after-tax amount equal to such COBRA health and welfare premiums for the Executive (i.e., grossed up for all taxes on such payment); and

(d)    Equity Vesting. With respect to any outstanding equity or equity-based incentive awards held by the Executive under any Company equity incentive plans that are not vested as of the Termination Date: (A) any such award subject solely to time-or service-based vesting shall continue to become vested, exercisable and payable on the same schedule over the twelve (12) month period following the Termination Date as if the Executive had remained actively employed, and (B) any such award subject to performance-based vesting shall continue to become vested, exercisable and payable on the same schedule over the twelve (12) month period following the Termination Date as if the Executive had remained actively employed (x) based on actual performance for any performance period that is completed during such twelve (12) month period, or (y) based on target performance level for any performance period that is not completed during such twelve (12) month period. Executive’s outstanding equity awards shall otherwise be subject to the same terms and conditions that apply under the applicable equity plan and award agreements.

3.    Severance Benefits During the Change in Control Protection Period. If the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason, in either case during the period beginning on the effective date of a Change in Control and ending on the second anniversary following such effective date (the “CIC Protection Period”), the Company shall provide the Executive with the following payments and benefits, in addition to the Accrued Payments:

(a)    Severance Payment. An amount equal to 1.5 times the sum of (A) the Executive’s Base Salary plus (B) the Executive’s Average Annual Bonus, payable in a lump sum on the first payroll date following the Release Effective Date;

(b)    Prorated Bonus Payment; Prior Year Bonus. An amount equal to the Average Annual Bonus, prorated based on the number of days during the year of termination that the Executive was employed prior to the Termination Date, payable in a lump sum on the first payroll date following the Release Effective Date. In addition, to the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Termination Date occurs, determined in good faith on a basis consistent with the Company’s annual incentive compensation program, and payable at the same time as bonuses paid to senior executives of the Company, or, if later, the first payroll date following the Release Effective Date;

(c)    Medical Benefits. If continued coverage under the Company’s health and welfare plans is timely elected by the Executive, payment of any COBRA health and welfare premiums for eighteen (18) months following the Termination Date; provided, however, that if the Company determines that payment or reimbursement of COBRA health and welfare premiums would violate the provisions of the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act of 2010, the Company will, in lieu thereof, for eighteen (18) months following the Termination Date provide the Executive with a taxable monthly payment, payable on the last day of a given month, in an after-tax amount equal to such COBRA health and welfare premiums for the Executive (i.e., grossed up for all taxes on such payment); and

(d)    Equity Vesting. With respect to any outstanding equity or equity-based incentive awards held by the Executive under any Company equity incentive plans that are not vested as of the Termination Date: (A) any such award subject solely to time- or service-based vesting shall immediately vest in full, and (B) any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to the Termination Date, or (y) based on target performance level for any performance period that is not completed prior to the Termination Date. Executive’s outstanding equity awards shall otherwise be subject to the same terms and conditions that apply under the applicable equity plan and award agreements.

(e)    Section 280G Reduction. Notwithstanding anything in this Agreement to the contrary, in the event that it is determined that any payments or benefits provided hereunder, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would, but for this Section 3(e), be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax under state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under this Agreement and such other arrangements shall be either (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (i) or (ii) results in the Executive’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A and shall include prompt repayment by the Executive of any payments or benefits that are determined to be subject to such reduction and that have previously been paid or provided to the Executive. Any determination required under this Section 3(e) shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company, whose determination shall be final and binding.

4.    Termination Due to Death or Disability. If the Executive’s employment is terminated due to death or Disability, the Company shall provide the Executive with the following payments and benefits, in addition to the Accrued Payments:

(a)    Severance Payment. An amount equal to 0.5 times the sum of (A) the Executive’s Base Salary plus (B) the Executive’s Average Annual Bonus, payable in a lump sum on the first payroll date following the Release Effective Date;

(b)    Prorated Bonus Payment; Prior Year Bonus. An amount equal to 0.5 times the Average Annual Bonus, prorated based on the number of days during the year of termination that the Executive was employed prior to the Termination Date, payable in a lump sum on the first payroll date following the Release Effective Date. In addition, to the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Termination Date occurs, determined in good faith on a basis consistent with the Company’s annual incentive compensation program and payable at the same time as bonuses paid to senior executives of the Company, or, if later, the first payroll date following the Release Effective Date;

(c)    Medical Benefits. If continued coverage under the Company’s health and welfare plans is timely elected by the Executive, payment of any COBRA health and welfare premiums for twelve (12) months following the Termination Date; provided, however, that if the Company determines that payment or reimbursement of COBRA health and welfare premiums would violate the provisions of the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act of 2010, the Company will, in lieu thereof, for twelve (12) months following the Termination Date provide the Executive with a taxable monthly payment, payable on the last day of a given month, in an after-tax amount equal to such COBRA health and welfare premiums for the Executive (i.e., grossed up for all taxes on such payment); and

(d)    Equity Vesting. With respect to any outstanding equity or equity-based incentive awards held by the Executive under any Company equity incentive plans that are not vested as of the Termination Date: (A) one hundred percent (100%) of any such award subject solely to time- or service-based vesting shall immediately vest in full, and the remainder shall be immediately forfeited; and (B) one hundred percent (100%) of any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to the Termination Date, or (y) based on target performance level for any performance period that is not completed prior to the Termination Date. Executive’s outstanding equity awards shall otherwise be subject to the same terms and conditions that apply under the applicable equity plan and award agreements.

In addition to the payments and benefits provided in this Section 4, the Executive shall remain eligible for benefits under the Company’s existing life and disability insurance plans in which the Executive participates, in accordance with the terms of such plans.

5.    Release of Claims. The Company’s obligation to provide the severance payments and benefits set forth in Sections 2, 3, and 4 (other than the Accrued Payments) (the “Severance Benefits”) shall be subject to and contingent upon (a) the Executive’s (or the Executive’s estate’s or legal guardian’s, in the case of death or incapacity) execution and delivery to the Company of a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release Agreement”) on or within 21 days (or 45 days, if applicable under the Older Workers Benefit Protection Act) following the Termination Date, and (b) such Release Agreement becoming effective following the 7-day revocation period in accordance with its terms (the date on which the Release Agreement becomes effective and irrevocable, the “Release Effective Date”). Notwithstanding the foregoing, if there is a dispute regarding the characterization of the Executive’s termination of employment as a termination without Cause or resignation for Good Reason, the release consideration period shall toll until such dispute is resolved. For the avoidance of doubt, the Executive shall forfeit the Severance Benefits if such Release Agreement has not been timely executed and returned to the Company and become effective and irrevocable. The Company shall provide to the Executive the Release Agreement on or within three (3) days following the Termination Date, and shall countersign the Release Agreement if timely executed and returned to the Company by the Executive.

6.    Other Terminations. If the Executive’s employment is terminated for any reason other than those set forth in Sections 2, 3, and 4, the Accrued Payments shall be the sole and exclusive payments or benefits to which the Executive shall be entitled in respect of the Executive’s termination of employment with the Company under this Agreement, and no Severance Benefits shall be paid or provided.

7.    Indemnification. The Executive shall be covered under the indemnification provisions of the Company’s charter and bylaws in effect from time to time on terms and conditions no less favorable to the Executive than those provided to directors of the Company generally. Following the Termination Date, the Company will indemnify, and cover the Executive under the Company’s directors’ and officers’ liability insurance, for the same period and on the same basis as the directors of the Company generally, which liability insurance shall at all times provide coverage in an amount that is reasonable and customary for companies of a similar size in the Company’s industry.

8.    Restrictive Covenant Agreement. As a condition precedent to the effectiveness of this Agreement, the Executive shall sign and deliver to the Company the Proprietary Information and Non-Competition Agreement (the “Restrictive Covenant Agreement”) attached hereto as Exhibit B.

9.    Notice; Resignation from Positions. The Executive must provide the Company with three months’ notice prior to any resignation of employment other than for Good Reason following a Change in Control (the “Notice Period”); provided that the Company may, in its sole discretion, make the date of Executive’s resignation effective earlier than any such notice date. The Company may require the Executive to remain away from work on full pay during any portion of the Notice Period and on such conditions as the Company may specify; provided that the Company’s exercise of such right shall neither constitute Good Reason nor, in the case of Executive’s voluntary resignation, change the nature of the Executive’s termination of employment. Furthermore, upon termination of the Executive’s employment for any reason, the Executive shall promptly (i) resign from all positions (including, without limitation, any management, officer or director position) with the Company and its affiliates and (ii) relinquish any power of attorney, signing authority, trust authorization or Company account signatory authorization that the Executive may hold on behalf of the Company or its affiliates.

10.    Section 409A.

(a)    The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.

(b)    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” the Termination Date or like terms shall mean “separation from service.” If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 10 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to the Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c)    For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 10 business days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. If the twenty-nine (29) day period (or fifty-three (53) day period, as applicable) following the Termination Date ends in the calendar year following the year that includes such Termination Date, then payment of any amount that is conditioned upon the execution of the Release Agreement and is subject to Section 409A shall not be paid until the first day of the calendar year following the year that includes the Termination Date, regardless of when the Release Agreement is signed. All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive; no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and the Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for any other benefit.

11.    Certain Defined Terms. For the purposes of this Agreement:

(a)    “Accrued Payments” shall mean all base salary earned or accrued but unpaid through the Termination Date, payment for all vacation days accrued but unused through the Termination Date, and reimbursement for any reasonable and necessary business expenses incurred by the Executive through the Termination Date, determined in accordance with Company policy.

(b)    “Average Annual Bonus” shall mean the average of the Executive’s annual bonus amounts earned and payable (without regard to any deferral or payment in another form) for the Company’s three (3) fiscal years immediately preceding the year in which the Termination Date occurs (or, if greater, immediately preceding the year in which a Change in Control occurs).

(c)    “Base Salary” shall mean the amount of the Executive’s annual base salary in effect on the Termination Date or, if greater, as of immediately prior to the occurrence of a Change in Control.

(d)    “Board” shall mean the Board of Directors of the Company.

(e)    “Cause” shall mean the Executive’s: (A) willful misconduct, gross misconduct, or gross negligence in the performance of the Executive’s duties to the Company that is not cured by the Executive within thirty (30) days after the Executive’s receipt of written notice given to the Executive by the Company, (B) the Executive’s conviction of, or plea of guilty or nolo contendere to, a crime relating to the Company or any of its affiliates, or any felony, (C) a material breach by the Executive of any material written agreement (including the Restrictive Covenant Agreement) entered into between the Executive and the Company, or any material written policy of the Company signed by the Executive, in each case that is not cured by the Executive within thirty (30) days after the Executive’s receipt of written notice given to the Executive by the Company, (D) the Executive’s intentional failure or refusal to follow a lawful and proper direction of the Board or the Company’s Chief Executive Officer that is not cured by the Executive within thirty (30) days after the Executive’s receipt of written notice given to the Executive by the Company, or (E) any other conduct by the Executive, whether or not in the course of performing the Executive’s responsibilities to the Company, that has or is reasonably likely to have a material adverse effect on the business, assets or reputation of the Company and that is not cured by the Executive within thirty (30) days after the Executive’s receipt of written notice given to the Executive by the Company.

(f)    “Change in Control” shall mean, and shall have occurred, if:

(i)    any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company’s common stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)     during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this section, or a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)    a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (ii) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

(g)    “Disability” shall mean the Executive’s having a permanent and total disability as defined in Section 22(e)(3) of the Code.

(h)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(i)    “Good Reason” shall mean any of the following events that are not cured by the Company within thirty (30) days after the Company’s receipt of written notice from the Executive specifying the event claimed to be Good Reason (the “Cure Period”): (i) an adverse change in the Executive’s title; (ii) a material diminution in the Executive’s duties, authorities or responsibilities or the assignment to the Executive of duties or responsibilities that are materially adversely inconsistent with Executive’s then position; (iii) a reduction in the Executive’s Base Salary or annual target incentive bonus (as a percentage of Base Salary); (iv) a requirement by the Company that the Executive’s principal place of work be moved to a location more than fifty (50) miles away from its current location; (v) the Company provides written notice to the Executive of its intent not to renew this Agreement or (vi) the failure of the Company to obtain and deliver to the Executive a reasonably satisfactory written agreement from any successor to all or substantially all of the Company’s assets to assume and agree to perform this Agreement. For the Executive’s resignation to be considered a resignation for Good Reason, the Executive shall be required to provide the Company with written notice of the existence of Good Reason no later than forty-five (45) days after the date on which the Executive has had, or should have had, actual knowledge of the event that is alleged to constitute Good Reason, the Company shall notify the Executive no later than the end of the Cure Period whether it agrees that a Good Reason event has occurred (and if it has occurred, whether the Company intends to cure it), and the Executive must actually resign within ninety (90) days of the end of the Cure Period.

(j)    “Person” shall mean an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.

(k)    “Termination Date” shall mean the date on which the Executive’s employment with the Company is terminated.

12.    General Provisions.

(a)    Entire Agreement. The parties agree that the Severance Benefits shall be the sole and exclusive payments or benefits to which the Executive shall be entitled in respect of the Executive’s termination of employment with the Company, and Executive shall not be eligible to participate in any other severance plan, program, agreement or arrangement of the Company. This Agreement shall supersede any and all prior understandings, representations or presentations, whether written or oral, relating to the subject matter hereof.

(b)    Tax Withholding. The Company shall be entitled to deduct or withhold, or require the Executive to remit to the Company, up to the maximum statutory amount necessary to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.

(c)    No Mitigation. The Executive will be under no obligation to seek other employment and there will be no offset against any amounts owing to the Executive under Sections 2, 3, and 4 above, as applicable, on account of any remuneration attributable to any subsequent employment that the Executive may obtain.

(d)    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, delivered by certified or registered mail, postage prepaid, return receipt requested, or delivered by overnight courier

(provided that a written acknowledgment of receipt is obtained by the overnight courier) to any party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to the Company:	MarketAxess Holdings Inc. 55 Hudson Yards Floor 15 New York, New York 10001 Attention: General Counsel

If to the Executive, at the Executive’s then-current primary mailing address as indicated in the Company’s records.

(e)    Successors and Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets or equity interests of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(f)    Waiver. No provision of this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

(g)    Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction. THE EXECUTIVE ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS WAIVING ANY RIGHT THAT THE EXECUTIVE MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

(h)    Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MARKETAXESS HOLDINGS INC.

/s/ Richard M. McVey
Name: Richard M. McVey
Title:

EXECUTIVE

/s/ Christopher N. Gerosa
Name: Christopher N. Gerosa

[Signature Page to Severance Protection Agreement]

EXHIBIT A

FORM OF RELEASE AND COVENANT NOT TO SUE AGREEMENT

THIS RELEASE AND COVENANT NOT TO SUE (this “Release Agreement”), dated as of [●], is by and between MarketAxess Holdings Inc., a Delaware corporation (the “Company”), and [●] (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive previously entered into a Severance Protection Agreement, dated as of [●], 2020 (the “Severance Agreement”);

WHEREAS, the Executive’s employment was terminated effective [●]; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Severance Agreement.

NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1.    General Release and Covenant Not to Sue.

(a)    The Executive hereby releases the Company and all of its past, present, and future affiliates, and its and their respective officers, directors, shareholders, members, employees, successors and assigns (collectively referred to herein as the “Releasees”), jointly and severally, from any and all claims, known or unknown, which the Executive or the Executive’s heirs, successors or assigns have or may have against any Releasee arising on or prior to the Termination Date and any and all liability which any such Releasee may have to the Executive, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to claims for wrongful discharge, accrued bonus or incentive pay, sexual harassment, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Corporate Fraud and Criminal Fraud Accountability Act of 2002, and Sections 922(h)(1) and 1057 of the Dodd-Frank Act, Workers Adjustment and Retraining Notification Act, the New York Human Rights Law, including New York Executive Law § 296, § 8-107 of the Administrative Code and Charter of New York City or any other federal, state, or local law. This release is for any and all claims, including but not limited to claims arising from and during the Executive’s employment relationship with Releasees or as a result of the termination of such relationship. Notwithstanding any provision contained in this Release Agreement, this release is not intended to interfere with the Executive’s right to file a charge with a governmental agency, including but not limited to the equal employment opportunity commission or any state or local fair employment practices agency, or other governmental regulatory agency or self-regulatory organization. However, by executing this Release Agreement, the Executive hereby waives the right to recover any relief in connection with any proceeding brought before such governmental agency or self-regulatory organization. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. The Executive relinquishes any right to future employment with the Company or any of the Releasees, and agrees not to seek future re-employment with the Company or any of the Releasees. The Executive acknowledges that the Company shall have the right to refuse to re-employ the Executive without liability of the Company or any of the Releasees. This release shall not apply to any obligation of the Company pursuant to the Severance Protection Agreement.

(b)    The Executive understands that the Executive is releasing the Releasees from claims that the Executive may not know about as of the date of the execution of this Release Agreement, and that it is the Executive’s knowing and voluntary intent even though the Executive recognizes that someday the Executive might learn that some or all of the facts the Executive currently believes to be true are untrue and even though the Executive might then regret having signed this Release Agreement. Nevertheless, the Executive understands that the Executive is expressly assuming that risk and agrees that this Release Agreement shall remain effective in all respects in any such case. The Executive expressly and completely waives all rights the Executive might have under any law that is intended to protect the Executive from waiving unknown claims, and the Executive understands the significance of doing so.

(c)    In consideration of the terms set forth in this Release Agreement, the Executive represents that the Executive has not filed or permitted to be filed against the Releasees any charges, complaints or lawsuits, and the Executive covenants and agrees that the Executive will not file or permit to be filed any lawsuits at any time hereafter with respect to the subject matter of this Release Agreement and claims released pursuant to this Release Agreement (including, without limitation, any claims relating to the termination of the Executive’s employment), except as may be necessary to enforce this Release Agreement or to seek a determination of the validity of the waiver of the Executive’s rights under ADEA.

(d)    The Executive understands and agrees that nothing in this Release Agreement limits or interferes with the Executive’s right, without notice to or authorization of the Company, to communicate in good faith with any Government Agency for the purpose of reporting a possible violation of law, or to participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing documents or other information, or for the purpose of filing a charge or complaint with a Government Agency. As used in this Release Agreement, “Government Agency” shall mean the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or any other federal, state or local governmental agency or commission. In the event the Executive files a charge or complaint with a Government Agency, or a Government Agency asserts a claim on the Executive’s behalf, the Executive agrees that the Executive’s release of claims in this Release Agreement shall nevertheless bar the Executive’s right (if any) to any monetary or other recovery (including reinstatement), except the Executive does not waive: (i) the Executive’s right to receive a whistleblower award from a Government Agency for information provided to such Government Agency, (ii) any recovery to which the Executive may be entitled pursuant to workers’ compensation and unemployment insurance laws, and (iii) any other right where a waiver is expressly prohibited by law.

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(e)    Nothing in this Release Agreement shall affect the Executive’s vested rights, if any, to the equity awarded to the Executive under the MarketAxess Holdings Inc. 2012 Incentive Plan, the MarketAxess Holdings Inc. 2020 Equity Incentive Plan, or any other equity or equity-based incentive plan of the Company or its Affiliates, in each case, as amended or restated. The Executive’s rights to benefits under any such plan(s) will be determined in accordance with the terms of such plan(s).

(f)    Nothing in this Release Agreement shall affect the Executive’s vested rights, if any, to retirement benefits under any 401(k) retirement or deferred compensation plan(s) offered by the Company. The Executive’s rights to benefits under any such 401(k) plan(s) and any other employee benefits plans will be determined in accordance with the terms of such plans.

2.    No Admission of Liability. It is understood that nothing in this Release Agreement is to be construed as an admission on behalf of the Releasees of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied.

3.    Acknowledgements.

(a)    The Executive acknowledges that:

(i)    Before entering into this Release Agreement, the Executive has had the opportunity to consult with any attorney or other advisor of the Executive’s choice, and the Executive has been advised to do so if the Executive chooses;

(ii)    The Executive has entered into this Release Agreement of the Executive’s own free will, and that no promises or representations have been made to the Executive by any person to induce the Executive to enter into this Release Agreement other than the express terms set forth herein and in the Severance Agreement;

(iii)    The Executive has read this Release Agreement and understands all of its terms, including the release of claims and covenant not to sue set forth in Section 1 above;

(iv)    The Severance Benefits as defined and set forth in the Severance Agreement are in consideration of this release of claims and covenant not to sue, and constitute consideration in addition to anything of value to which the Executive is already entitled;

(v)    The Executive has [twenty-one (21) / forty-five (45)]1 days within which to consider this Release Agreement (although the Executive may choose voluntarily to sign it earlier);

(vi)    The Executive represents and warrants that the Executive is not aware of any facts that would establish that any officer or employee of the Company has engaged in conduct that the Executive believes would violate any federal, state or local law, regulation or ordinance;

[1]	As applicable under the Older Workers Benefit Protection Act.

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(vii)    The Executive has seven (7) days following the date the Executive signs this Release Agreement to revoke this Release Agreement by delivering a written notice of such revocation to:

MarketAxess Holdings Inc.

55 Hudson Yards Floor 15

New York, New York 10001

Attention: General Counsel; and

(viii)    This Release Agreement shall not become effective or enforceable until the first (1st) day following the end of the seven (7) day revocation period; provided that the Executive has signed, returned and not revoked this Release Agreement in accordance with the terms hereof.

4.    Miscellaneous.

(a)    Governing Law. This Release Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Release Agreement, or the negotiation, execution or performance of this Release Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Release Agreement or as an inducement to enter into this Release Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction.

(b)    Construction. There shall be no presumption that any ambiguity in this Release Agreement should be resolved in favor of one party hereto and against another party hereto. Any controversy concerning the construction of this Release Agreement shall be decided neutrally without regard to authorship.

(c)    Counterparts. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING AGREEMENT, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS THE EXECUTIVE’S OR ITS OWN FREE ACT.

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IN WITNESS WHEREOF, the parties hereto have executed this Release Agreement as of the date first written above.

MARKETAXESS HOLDINGS INC.

Name:
Title:

EXECUTIVE

Name:

EXHIBIT B

MARKETAXESS HOLDINGS, INC.

MARKETAXESS CORPORATION

Proprietary Information and Non-Competition Agreement

This Proprietary Information and Non-Competition Agreement (the “Agreement”) by and between Christopher Gerosa (“you”) and MarketAxess Corporation or its parent, affiliate or subsidiary by which you are employed or to which you provide services (the “Company”) is entered into as of August 12, 2021.

1.    Acknowledgments. You and the Company acknowledge that you are employed by or otherwise provide services to the Company and/or its parents, subsidiaries and affiliates (collectively, the “Company Group”) in a capacity which creates a relationship of confidence and trust between you and the Company Group. During the term of your employment or service relationship with the Company Group (the “Engagement Term”), you will obtain Confidential Information (as defined herein) with regard to the Company Group and its clients, customers and vendors and will be introduced to and create or develop relationships with customers, employees, joint ventures, suppliers and other persons with which the Company Group does business. Because the Company Group will suffer substantial damage if you engage in certain activities during or after the Engagement Term, including using or disclosing Confidential Information (as defined herein), it is necessary for the Company Group to be protected by the prohibitions and the restrictions set forth in this Agreement in exchange for good and valuable consideration, which you acknowledge receiving. You acknowledge your agreement to the terms and conditions of this Agreement by countersigning at the end of this Agreement.

2.    Non-Disclosure of Confidential Information. During the Engagement Term and thereafter, you (a) shall hold all Confidential Information for the benefit of the Company Group (or the owner of any Confidential Information), and (b) shall not, without the prior written consent of the Company, use for your own benefit or disclose to any third party any Confidential Information.

For purposes of this Agreement, “Confidential Information” means all information obtained by or disclosed, created, revealed or known to you as a consequence of or through your employment or other service relationship with the Company Group that is secret, confidential or not generally known to the public (other than through your disclosure of such Confidential Information or disclosure by another person in violation of such person’s obligations to the Company Group or the owner of such Confidential Information) relating to (i) the Company Group, its businesses or operations or (ii) any client or other third party to which the Company Group provides services or which otherwise has business dealings with the Company Group. Confidential Information includes (A) information of a commercial nature (for example, information about customers, clients or vendors of the Company Group (or the third party or its affiliates), strategies, costs, prices and markets), (B) information of a technical nature (for example, methods, know-how, code, processes, technical specifications, drawings and design data), (C) information of a strategic nature (for example, future developments or strategies pertaining to research and development, marketing and sales, new or improved products or services or other matters concerning the Company Group’s or third party’s planning), information as to employees and consultants (for example, capabilities, competence, status with the Company Group and compensation levels), and (E) information conceived, originated, discovered or developed by you during the Engagement Term.

In the event you are compelled by order of a court or other governmental or legal body to disclose any Confidential Information to anyone other than the Company (and its designees), you shall promptly notify the Company of any such order and shall cooperate fully with the Company (or the owner of such Confidential Information) in protecting such information to the fullest extent possible under applicable law.

Nothing in this Agreement shall prohibit you from reporting or disclosing information under the terms of the MarketAxess “Whistleblower Policy”, a copy of which is attached hereto as Appendix A.

3.    Return of Materials. All Confidential Information, hard copy or electronic documents, records, notebooks, files, memoranda, computer printouts, disks, computer software, designs, hardware (including but not limited to mobile devices and any network related equipment), data, reports, fee schedules or price lists, plans, communications and other documents or materials (including copies or reproductions thereof and documents or information derived therefrom) in your possession or control (the “Materials”) prepared by you (whether individually or with others), obtained by you or disclosed to you in connection with or relating to your employment or other service relationship with the Company Group shall be left with or returned to the Company upon the termination of the Engagement Term or upon the Company’s request. Such Materials shall at all times be the property of the Company Group. At the request of the Company, you shall provide a signed, written certification in a form acceptable to the Company confirming that you have returned any and all Materials to the Company.

4.    Non-Competition. During the Engagement Term and for six (6) months thereafter (the “Non-Compete Period”), you shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, contractor or in any other capacity whatsoever, provide services that are the same as or similar to any of the services that you provided to the Company Group in the twelve (12) months prior to the termination (for any reason) of your employment by, or provision of services to, the Company Group to any person or entity (i) that is engaged in the design, development, operation or promotion of (a) any electronic system or platform, alternative trading system, electronic communication network or other entity that provides fixed income securities (or other fixed income instruments or derivatives) trading services, data or research products, analytical products or other services ancillary to the trading of fixed income securities or instruments or (b) any pre- or post-trade services business for the matching, reporting or publication of securities that competes with the Company Group’s pre- or post-trade services business at the time of termination; or (ii) that is a Competing Business at the time of termination of the Engagement Term, it being understood that, for the purposes of this Section 4 only, “Competing Business” shall mean any entity or group which derives 10% or more of its total consolidated revenues from the same or a similar product or business line as any product or business line of the Company Group that generates 10% or more of the Company Group’s total consolidated revenues at the time of termination. Notwithstanding the foregoing, the length of the Non-Compete Period will be reduced

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by the period, if any, that you remain employed by the Company but are required to remain away from work during the Notice Period (as defined in the Severance Protection Agreement, by and between you and the Company, dated as of August 12, 2021). Due to the global nature of the Company Group’s business and your global responsibilities for the Company Group, you agree that the restrictions set forth in this Section 4 shall apply within the United States, the United Kingdom or in any foreign country where the Company Group transacts any such business or otherwise offers any such product. Nothing herein precludes you from owning less than 1% of the total outstanding stock of a publicly held company or from engaging in any otherwise prohibited activity with the express prior written approval of the Board of Directors of the Company.

5.    Non-Solicitation. During the Engagement Term and for twelve (12) months thereafter, you shall not directly or indirectly solicit, encourage or induce (or attempt to solicit, encourage or induce) any person or entity who does business with (or is considering doing business with) the Company Group or who uses the Company Group’s products or services and to whom you provided services or about whom you obtained Confidential Information during the Engagement Term to (a) terminate, cease, reduce, or diminish in any way its relationship or prospective relationship with the Company Group or (b) use a competing product or service.

6.    Non-Solicitation of Employees or Consultants. During the Engagement Term and for twenty four (24) months thereafter, you shall not directly or indirectly (a) recruit, solicit, encourage or induce (or attempt to recruit, solicit, encourage or induce) any non-clerical employee or consultant of the Company Group to terminate his or her employment with, or otherwise cease or reduce his or her relationship with, the Company Group or (b) hire or assist another person or entity to hire any non-clerical employee or consultant of the Company Group or any person who, to your knowledge, within six months before was such a person. You may however, if requested by any entity with which you are not affiliated, serve as a reference for any person who at the time of the request is not an employee of, or consultant to, the Company Group.

7.    Extension of Restriction Period. If you violate or breach any portion of Sections 4, 5 or 6, then the restriction period applicable to those Sections will be extended by the length of the period of any such violation or breach as determined by the Company in its sole discretion.

8.    Non-Contravention. You shall not disclose to the Company Group or use during your Engagement Term any confidential information or inventions, discoveries, concepts, improvements or innovations of any of your prior employers or of any other third party.

9.    Inventions and Discoveries.

(a)    You acknowledge and agree that all ideas, methods, inventions, discoveries, improvements, work products or developments (“Inventions”), whether patentable or unpatentable,

(i)    that relate to your work with the Company Group, made or conceived by you, solely or jointly with others, during the Engagement Term; provided that any Inventions which are made, disclosed, reduced to tangible or written form or description or are reduced to practice by you after the Engagement Term and which pertain to the business carried

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on or products or services being sold or developed by the Company Group at the time of the expiration of the Engagement Term and which were, or are derived from, Inventions worked on or developed by you during the Engagement Term, shall be presumed to have been made during the Engagement Term, or

(ii)    that are reasonably suggested by any work that you perform in connection with the Company Group, either while performing your duties with the Company Group or on your own time, but only insofar as the Inventions are related to your work as an employee or other service provider to the Company Group, shall belong exclusively to the Company (or its designee), whether or not patent applications are filed thereon.

(b)    You will keep adequate written records (the “Records”), in the manner prescribed by the Company, of all Inventions, and will promptly disclose in writing to the Company all material information relating to Inventions. The Records shall be the sole and exclusive property of the Company, and you will surrender them upon the termination of your Engagement Term, or upon the Company’s request.

(c)    You will assign to the Company the Inventions and all patents that may issue thereon in any and all countries, whether during or subsequent to your Engagement Term, together with the right to file, in your name or in the name of the Company (or its designee), applications for patents and equivalent rights (the “Applications”). You will, at any time during and subsequent to the Engagement Term, make such applications, sign such papers, take all rightful oaths, and perform all acts as may be requested from time to time by the Company with respect to the Inventions, and you will also execute assignments to the Company (or its designee) of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for its benefit, all without additional compensation to you from the Company Group, but, in each case, entirely at the Company’s expense. You will also provide any information, such as passwords or codes, necessary to allow the Company Group to fully utilize its property.

(d)    In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright law of the United States, on behalf of the Company and you agree that the Company will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to you. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, you hereby irrevocably convey, transfer and assign to the Company, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including without limitation, all of your right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including without limitation, all rights of any kind or any nature now or hereafter recognized, including without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including without limitation the right to receive all proceeds and damages therefrom. In addition, you hereby waive any so-called “moral rights” with respect to the Inventions.

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(e)    You hereby waive any and all currently existing and future monetary rights in and to the Inventions and all patents that may issue thereon, including, without limitation, any rights that would otherwise accrue to your benefit by virtue of you being an employee of or other service provider to the Company Group.

10.    Representations. You acknowledge and agree that you have not entered into, and during the Engagement Term will not enter into, any other agreement or obligation which would in any way affect, restrict or limit your employment or other service relationship with the Company Group or otherwise conflict with your obligations to the Company Group. In addition, you hereby represent, warrant and covenant to the Company as follows: (a) you have the right to grant the rights granted in this Agreement, you are not under any contractual or other obligation that would prevent, limit or impair, in any way, the performance of your obligations hereunder and have not done and will not do any act and have not made and will not make any grant, assignment or agreement which will or might conflict or interfere with the complete enjoyment of all of the Company’s rights under this Agreement; and (b) all material provided or contributed by you for use in the Inventions, (i) will be wholly original with you and not copied in whole or in part from any other work, (ii) will not violate or infringe in any way upon the rights of others, including, without limitation, any patent, copyright, trademark or other proprietary right, and (iii) will not violate any applicable law. You will defend, indemnify and hold harmless the Company Group, and its respective managers, officers, employees and representatives, and their respective agents, successors and assigns, from and against any and all claims, losses and expenses, including without limitation attorneys’ fees and costs, arising out of any breach or alleged breach of your representations, warranties or covenants hereunder.

11.    Enforcement. The parties have entered into this Agreement in the belief that its provisions are valid, reasonable and enforceable. If any one or more of the provisions shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein to the fullest extent consistent with the intent of this Agreement. If any provision in this Agreement is found by any court, arbitral tribunal or similar entity to be unenforceable, including because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, then such provision shall be given effect to the maximum extent possible, including by interpreting such provision to extend over the maximum period of time, range of activities and/or geographic area to which it may be enforceable.

12.    Remedies. In the event of a breach or potential breach of the restrictions and prohibitions in this Agreement, you acknowledge that the Company Group (or the owner of any relevant Confidential Information) will be caused irreparable harm and that money damages may not be an adequate remedy. You also acknowledge that the Company Group (and the owner of such Confidential Information) shall be entitled to injunctive relief (in addition to its other remedies at law or equity) to have such provisions specifically enforced without posting any bond.

13.    Reasonableness. You acknowledge that the prohibitions and restrictions set forth in this Agreement, including in Sections 2, 4, 5 and 6, are reasonable and necessary for the protection of the business of the Company Group, that the restrictions and prohibitions herein will

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not prevent you from earning a livelihood after the termination of the Engagement Term and that part of the compensation paid and, if you are an employee, the benefits provided to you are in consideration for entering into this Agreement.

14.    Assignment; Entire Agreement. Your rights under this Agreement are not assignable. This Agreement and the rights hereunder shall be assignable by the Company, in whole or in part. This Agreement and the rights hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon you and your personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assignees and may not be altered, modified, or amended except by written instrument signed by you and the Company. This Agreement sets forth the entire understanding of you and the Company with regard to the subject matters covered herein and supersedes and replaces any existing agreement, written or otherwise, entered into by you and the Company with regard to the same or similar subject matter.

15.    Notices. All notices hereunder shall be given in writing and shall be either delivered personally or sent by certified or registered mail, return receipt requested, or nationally recognized overnight courier addressed to the other party at your address on the books of the Company or at the Company’s executive offices, as the case may be. Notices shall be deemed given when received or three days after mailing, whichever is earlier.

16.    Review of Agreement. You acknowledge and agree that you have been provided with sufficient time to carefully review and examine this Agreement and to consult with counsel or other advisors regarding this Agreement, and that you understand the terms and conditions set forth in this Agreement.

17.    Future Employers. You acknowledge and agree that the Company Group may share this Agreement or any of the terms or provisions herein with any person or entity who potentially or actually retains you as an employee, consultant or service provider.

18.    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO RULES RELATING TO CONFLICTS OF LAWS.

19.    Exclusive Forum; Service or Process; Jury Waiver. EXCEPT AS REQUIRED BY FINRA RULES OR REGULATIONS, YOU AND THE COMPANY AGREE THAT ANY DISPUTES ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE RESOLVED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS IN NEW YORK COUNTY, NEW YORK, AND YOU AND THE COMPANY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. YOU AND THE COMPANY HEREBY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING OBJECTIONS BASED ON FORUM NON CONVENIENS, TO THE CONDUCTING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. YOU AND THE COMPANY EACH CONSENT TO SERVICE OF PROCESS IN ANY ACTION BROUGHT IN SUCH COURTS BY REGISTERED OR CERTIFIED MAIL SENT TO THE ADDRESS INDICATED IN THE NOTICE PROVISION HEREOF. YOU AND THE COMPANY BOTH WAIVE TRIAL BY

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JURY IN CONNECTION WITH THE TRIAL OF ANY ACTION OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR MATTERS OF A SIMILAR NATURE. TO THE EXTENT ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT IS REQUIRED BY FINRA RULES OR REGULATIONS TO BE SUBMITTED TO FINRA ARBITRATION, YOU AND THE COMPANY AGREE THAT SUCH ARBITRATION SHALL TAKE PLACE IN NEW YORK, NEW YORK.

20.    Counterparts. This Agreement may be executed in original or by facsimile or similar method in several counterparts and, as so executed, shall constitute a single agreement binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

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	EXECUTIVE	MARKETAXESS CORPORATION

Signed:	/s/ Christopher N. Gerosa	By: /s/ Richard M. McVey

Printed Name: Christopher N. Gerosa		Printed Name: Richard M. McVey

Title: Chief Executive Officer